Exhibit 99.1

Antero Midstream Announces Third Quarter 2026 Financial and Operating Results

Denver, Colorado, October 28, 2026—Antero Midstream Corporation (NYSE: AM) (“Antero Midstream” or the “Company”) today announced its third quarter 2026 financial and operating results. The relevant consolidated financial statements are included in Antero Midstream’s Quarterly Report on Form 10-Q for the three months ended September 30, 2026.

Highlights:

•	Gathering and compression volumes increased by 19% and 17%, respectively, compared to the prior year quarter
•	Net Income was $393 million, or $0.82 per diluted share, a 242% per share increase compared to the prior year quarter
•	Adjusted Net Income was $134 million, or $0.28 per diluted share, a 4% per share increase compared to the prior year quarter (non-GAAP measure)
•	Adjusted EBITDA was $291 million, a 3% increase compared to the prior year quarter (non-GAAP measure)
•	Capital expenditures were $51 million, in line with the prior year quarter
•	Adjusted Free Cash Flow before dividends was $555 million and Adjusted Free Cash Flow after dividends was $449 million, including a $377 million gain on litigation (non-GAAP measure)
•	Leverage declined to 2.8x as of September 30, 2026 (non-GAAP measure)

Michael Kennedy, CEO and President of Antero Midstream said, “Antero Midstream delivered another quarter of year-over-year throughput and earnings growth with flat capital investments. On the operational front, we are currently servicing two drilled but uncompleted growth pads utilizing our legacy water system and remain on track to complete our HG water system integration efforts by year-end. These growth pads and integration efforts are expected to drive visible EBITDA growth in the fourth quarter of 2026 and 2027.”

Justin Agnew, CFO of Antero Midstream, said “We continue to increase our assets while maintaining a strong balance sheet and returning capital to shareholders. This includes reducing absolute debt by over $400 million during the quarter, calling our nearest maturity senior notes, and accelerating share repurchases once our leverage target was achieved. Including the internally financed HG acquisition earlier this year, our leverage is flat and our share count has declined by 4 million shares compared to this time last year.”

For a discussion of the non-GAAP financial measures, including Adjusted EBITDA, Adjusted Net Income, Leverage, and Adjusted Free Cash Flow after dividends please see “Non-GAAP Financial Measures and Definitions.”

Share Repurchases

During the third quarter of 2026, Antero Midstream repurchased 1.3 million shares for approximately $27 million. Antero Midstream had approximately $283 million of remaining capacity under its share repurchase program as of September 30, 2026.

Strategic and Operating Updates

Antero Midstream commenced water operations to support Antero Resources two drilled but uncompleted growth pads that will utilize the fresh water system in the fourth quarter of 2026. These two pads are expected to drive additional throughput growth in 2027.

The Company expects to complete its water system integration efforts by year-end that will connect the acquired water system to Antero Midstream’s legacy system with the capability to service Antero’s entire footprint at high deliverability rates. Antero Midstream also expects to place in service 80 MMcf/d of additional compression capacity in the liquids-rich corridor in the fourth quarter of 2026. Lastly, the Company continued initial construction on East Side Express, the Company’s first regional connectivity expansion project.

Capital expenditures totaled $51 million during the third quarter of 2026. The Company invested $37 million in gathering and compression and approximately $14 million in water infrastructure. In the third quarter of 2026, Antero Midstream connected 22 wells to its gathering system and serviced 22 wells with its fresh water delivery system. During the quarter there was approximately 10 Bcf of reduced throughput due to curtailments and Antero Midstream expects approximately 15 to 20 Bcf of curtailments in the fourth quarter of 2026.

2026 Guidance Update

Antero Midstream is updating its 2026 guidance to reflect receipt of the Clearwater litigation proceeds. Based on the $377 million of litigation proceeds, net of the impact of interest expense and current income tax expense, the Company is increasing 2026 Adjusted Free Cash Flow before and after dividends guidance by $370 million. All other guidance ranges not referenced below remain unchanged.

The following is a summary of Antero Midstream’s updated 2026 guidance ($ in millions, except per share amounts):

	Twelve Months Ended December 31, 2026		Change vs. Prior Guidance
	Low	High	(At midpoint)
Net Income	$765	$815	$280
Interest Expense	200	220	(10)
Current Income Tax Expense	10	20	15
Adjusted Free Cash Flow Before Dividends	1,125	1,185	370
Adjusted Free Cash Flow After Dividends	700	760	370

Third Quarter 2026 Financial Results

Gathering and compression volumes increased by 19% and 17%, respectively, compared to the prior year quarter. Fresh water delivery volumes averaged 89 MBbl/d during the quarter, a 3% decrease compared to the third quarter of 2025. Processing volumes from the joint venture averaged 1.6 Bcf/d and joint venture fractionation volumes averaged 40 MBbl/d. Processing and fractionation capacity were both 100% utilized during the quarter.

For the three months ended September 30, 2026, revenues were $327 million, comprised of $257 million from the Gathering and Processing segment and $70 million from the Water Handling segment, net of $23 million of amortization of customer relationships. Water Handling revenues include $43 million from other water handling and high rate water transfer services.

Direct operating expenses were $38 million for the Gathering and Processing segment and $45 million for the Water Handling segment for a total of $83 million. Water Handling operating expenses include $38 million from other water handling and high rate water transfer services. General and administrative expenses excluding equity-based compensation were $10 million during the third quarter of 2026. Total operating expenses during the third quarter of 2026 included $11 million of equity-based compensation expense, $38 million of depreciation expense, $3 million impairment and a $377 million gain on litigation.

Net Income was $393 million, or $0.82 per diluted share. Net Income adjusted for amortization of customer relationships, impairment of property and equipment, loss on early extinguishment of debt, loss on long-lived assets, gain on litigation, and transaction expense, net of tax effects of reconciling items, or Adjusted Net Income, was $134 million. Adjusted Net Income was $0.28 per diluted share, a 4% per share increase compared to the prior year quarter.

The following table reconciles Net Income to Adjusted Net Income (in thousands):

	Three Months Ended September 30,
	2025	2026
Net Income	$115,984	392,657
Amortization of customer relationships	17,668	22,874
Impairment of property and equipment	167	2,921
Loss on early extinguishment of debt	1,313	1,613
Loss on long-lived assets	—	1,158
Gain on litigation	—	(376,963)
Transaction expense	—	37
Tax effect of reconciling items(1)	(4,946)	90,156
Adjusted Net Income	$130,186	134,453

(1)	The statutory tax rate for each of the three months ended September 30, 2025, and 2026 was approximately 26%.

Adjusted EBITDA was $291 million, a 3% increase compared to the prior year quarter. Interest expense was $51 million, an 8% increase compared to the prior year quarter. Capital expenditures were $51 million during the third quarter of 2026, in line with the prior year quarter. Current income tax expense was $11 million as a result of the $377 million gain on litigation. Adjusted Free Cash Flow before dividends was $555 million and Adjusted Free Cash Flow after dividends was $449 million.

The following table reconciles Net Income to Adjusted EBITDA and Adjusted Free Cash Flow before and after dividends (in thousands):

	Three Months Ended September 30,
	2025	2026
Net Income	$115,984	392,657
Interest expense, net	47,196	50,746
Income tax expense	45,688	140,125
Depreciation expense	34,465	37,963
Amortization of customer relationships	17,668	22,874
Equity-based compensation	11,026	10,960
Equity in earnings of unconsolidated affiliates	(29,688)	(27,950)
Distributions from unconsolidated affiliates	37,365	34,655
Impairment of property and equipment	167	2,921
Loss on early extinguishment of debt	1,313	1,613
Loss on long-lived assets	—	1,158
Gain on litigation	—	(376,963)
Transaction expense	—	37
Other operating expense, net(1)	49	45
Adjusted EBITDA	$281,233	290,841
Interest expense, net	(47,196)	(50,746)
Capital expenditures (accrual-based)	(51,336)	(50,790)
Current income tax expense	2,290	(11,250)
Gain on litigation	—	376,963
Adjusted Free Cash Flow before dividends	$184,991	555,018
Dividends declared (accrual-based)	(107,187)	(106,267)
Adjusted Free Cash Flow after dividends	$77,804	448,751

(1)	Other operating expense, net represents accretion of asset retirement obligations.

The following table reconciles net cash provided by operating activities to Adjusted Free Cash Flow before and after dividends (in thousands):

	Three Months Ended September 30,
	2025	2026
Net cash provided by operating activities	$212,836	600,298
Amortization of deferred financing costs	(1,317)	(1,392)
Settlement of asset retirement obligations	59	37
Transaction expense	—	37
Changes in working capital	24,749	6,828
Capital expenditures (accrual-based)	(51,336)	(50,790)
Adjusted Free Cash Flow before dividends	$184,991	555,018
Dividends declared (accrual-based)	(107,187)	(106,267)
Adjusted Free Cash Flow after dividends	$77,804	448,751

Conference Call

A conference call is scheduled for Thursday, October 29, 2026, at 10:00 am MT to discuss the financial and operational results. A brief Q&A session for security analysts will immediately follow the discussion of the results. To participate in the call, dial in at 877-407-9126 (U.S.), or +1 201-493-6751 (International) and reference “Antero Midstream.” A telephone replay of the call will be available until Thursday, November 5, 2026, at 10:00 am MT at 877-660-6853 (U.S.) or +1 201-612-7415 (International) using the conference ID: 13758949. To access the live webcast and view the related earnings conference call presentation, visit Antero Midstream's website at www.anteromidstream.com. The webcast will be archived for replay until Thursday, November 5, 2026, at 10:00 am MT.

Presentation

An updated presentation will be posted to the Company's website before the conference call. The presentation can be found at www.anteromidstream.com on the homepage. Information on the Company's website does not constitute a portion of, and is not incorporated by reference into this press release.

Non-GAAP Financial Measures and Definitions

Antero Midstream uses certain non-GAAP financial measures. Antero Midstream defines Adjusted Net Income as Net Income adjusted for certain items. Antero Midstream uses Adjusted Net Income to assess the operating performance of its assets. Antero Midstream defines Adjusted EBITDA as Net Income adjusted for certain items.

Antero Midstream uses Adjusted EBITDA to assess:

•	the financial performance of Antero Midstream’s assets, without regard to financing methods, capital structure or historical cost basis;
•	its operating performance and return on capital as compared to other publicly traded companies in the midstream energy sector, without regard to financing or capital structure; and
•	the viability of acquisitions and other capital expenditure projects.

Antero Midstream defines Adjusted Free Cash Flow before dividends as Adjusted EBITDA less net interest expense, accrual-based capital expenditures, current income tax expense, and gain on litigation. Capital expenditures include additions to gathering systems and facilities, additions to water handling systems, and investments in unconsolidated affiliates. Capital expenditures exclude acquisitions and Adjusted Free Cash Flow excludes transaction expense related to acquisitions. Adjusted Free Cash Flow after dividends is defined as Adjusted Free Cash Flow before dividends less accrual-based dividends declared for the quarter. Antero Midstream uses Adjusted Free Cash Flow before and after dividends as a performance metric to compare the cash generating performance of Antero Midstream from period to period.

Adjusted EBITDA, Adjusted Net Income, and Adjusted Free Cash Flow before and after dividends are non-GAAP financial measures. The GAAP measure most directly comparable to these measures is Net Income. Such non-GAAP financial measures should not be considered as alternatives to the GAAP measures of Net Income and cash flows provided by (used in) operating activities. The presentations of such measures are not made in accordance with GAAP and have important limitations as analytical tools because they include some, but not all, items that affect Net Income and cash flows provided by (used in) operating activities. You should not consider any or all such measures in isolation or as a substitute for analyses of results as reported under GAAP. Antero Midstream’s definitions of such measures may not be comparable to similarly titled measures of other companies.

The following table reconciles cash paid for capital expenditures and accrued capital expenditures during the period (in thousands):

	Three Months Ended September 30,
	2025	2026
Capital expenditures (as reported on a cash basis)	$47,750	44,721
Change in accrued capital costs	3,586	6,069
Capital expenditures (accrual basis)	$51,336	50,790

Antero Midstream defines Net Debt as consolidated total debt, excluding unamortized debt premiums and debt issuance costs, less cash, cash equivalents and restricted cash. Antero Midstream views Net Debt as an important indicator in evaluating Antero Midstream’s financial leverage. Antero Midstream defines Leverage as Net Debt divided by Adjusted EBITDA for the last twelve months. The GAAP measure most directly comparable to Net Debt is total debt, excluding unamortized debt premiums and debt issuance costs.

The following table reconciles consolidated total debt to Net Debt as used in this release (in thousands):

	September 30,
	2025	2026
Bank credit facility	$379,600	576,800
5.75% senior notes due 2028	650,000	—
5.375% senior notes due 2029	750,000	750,000
6.625% senior notes due 2032	600,000	600,000
5.75% senior notes due 2033	650,000	650,000
5.75% senior notes due 2034	—	600,000
Consolidated total debt	3,029,600	3,176,800
Less: Cash and cash equivalents	—	—
Consolidated net debt	$3,029,600	3,176,800

The following table reconciles Net Income to Adjusted EBITDA for the last twelve months ended September 30, 2026 (in thousands):

Twelve Months Ended September 30, 2026
Net Income	$676,367
Interest expense, net	207,291
Income tax expense	243,994
Depreciation expense	143,709
Amortization of customer relationships	84,554
Impairment of property and equipment	3,054
Equity-based compensation	43,490
Equity in earnings of unconsolidated affiliates	(115,202)
Distributions from unconsolidated affiliates	140,830
Loss on early extinguishment of debt	1,613
Loss on long-lived assets	85,126
Gain on litigation	(376,963)
Transaction expense	14,194
Other operating income, net (1)	582
Adjusted EBITDA	$1,152,639

(1)	Other operating expense, net represents accretion of asset retirement obligations, loss on settlement of asset retirement obligations and gain on asset sale.

Antero Midstream Corporation is a Delaware corporation that owns, operates and develops midstream gathering, compression, processing and fractionation assets located in the Appalachian Basin, as well as integrated water assets that primarily service Antero Resources Corporation’s (NYSE: AR) (“Antero Resources”) properties.

This release includes "forward-looking statements.” Words such as “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” or “continue,” “goal,” or “target” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements are subject to a number of risks and uncertainties, many of which are not under Antero Midstream’s control. All statements, except for statements of historical fact, made in this release regarding activities, events or developments Antero Midstream expects, believes or anticipates will or may occur in the future, such as statements regarding our strategy, future operations, financial position, estimated revenues and losses, Antero Resources’ and Antero Midstream’s respective ability to integrate acquired assets and achieve the intended operational, financial and strategic benefits from any such transactions, projected costs, prospects, plans and objectives of management, Antero Midstream’s ability to complete the construction or purchase new gathering and compression, processing, water handling or other assets on schedule, at the budgeted cost or at all, and the ability of such assets to operate as designed or at expected levels, Antero Resources’ expected production and development plan, natural gas, NGLs and oil prices, Antero Midstream’s ability to realize the anticipated benefits of its investments in unconsolidated affiliates, Antero Midstream’s ability to execute its share repurchase and dividend program, Antero Midstream’s ability to execute its business strategy, impacts of geopolitical events, including the conflicts in Ukraine, Venezuela and in the Middle East, and world health events, information regarding long-term financial and operating outlooks for Antero Midstream and Antero Resources, information regarding Antero Resources’ expected future growth and its ability to meet its drilling and development plan and the participation level of Antero Resources’ drilling partner, the impact on demand for Antero Midstream’s services as a result of incremental production by Antero Resources, the impact of recently enacted legislation, and expectations regarding the amount and timing of litigation awards are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events. All forward-looking statements speak only as of the date of this release. Although Antero Midstream believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Except as required by law, Antero Midstream expressly disclaims any obligation to and does not intend to publicly update or revise any forward-looking statements.

Antero Midstream cautions you that these forward-looking statements are subject to all of the risks and uncertainties incidental to our business, most of which are difficult to predict and many of which are beyond Antero Midstream’s control. These risks include, but are not limited to, commodity price volatility, inflation, supply chain or other disruptions, environmental risks, Antero Resources’ drilling and completion and other operating risks, regulatory changes or changes in law, the uncertainty inherent in projecting Antero Resources’ future rates of production, cash flows and access to capital, the timing of development expenditures, impacts of world health events, cybersecurity risks, the state of markets for, and availability of, verified quality carbon offsets and the other risks described under the heading "Risk Factors" in Antero Midstream's Annual Report on Form 10-K for the year ended December 31, 2025 and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2026.

For more information, contact Daniel Katzenberg, Vice President – Investor Relations, at (303) 357-7219 or dkatzenberg@anteroresources.com.

ANTERO MIDSTREAM CORPORATION

Condensed Consolidated Balance Sheets

(In thousands, except per share amounts)

		(Unaudited)
	December 31,	September 30,
	2025	2026
Assets
Current assets:
Cash and cash equivalents	$180,435	—
Restricted cash	82,500	—
Accounts receivable–Antero Resources	106,771	124,123
Accounts receivable–third party	993	256
Income tax receivable	1,896	—
Current assets held for sale	4,600	—
Other current assets	2,669	2,615
Total current assets	379,864	126,994
Long-term assets:
Property and equipment, net	3,454,572	3,952,989
Investments in unconsolidated affiliates	585,778	567,510
Customer relationships	1,074,087	1,629,379
Operating leases right-of-use assets	—	50,520
Assets held for sale	379,036	—
Other assets, net	10,779	13,688
Total assets	$5,884,116	6,341,080

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable–Antero Resources	$5,366	5,504
Accounts payable–third party	10,368	8,868
Accrued liabilities	91,527	109,985
Short-term lease liabilities	—	15,151
Current liabilities held for sale	2,297	—
Other current liabilities	1,924	10,805
Total current liabilities	111,482	150,313
Long-term liabilities:
Long-term debt	3,222,530	3,153,695
Deferred income tax liability, net	562,996	770,475
Long-term lease liabilities	—	35,531
Liabilities held for sale	3,021	—
Other	12,046	16,210
Total liabilities	3,912,075	4,126,224
Stockholders' equity:
Preferred stock, $0.01 par value: 100,000 authorized as of December 31, 2025 and September 30, 2026
Series A non-voting perpetual preferred stock; 12 designated and 10 issued and outstanding as of December 31, 2025 and September 30, 2026	—	—
Common stock, $0.01 par value; 2,000,000 authorized; 474,060 and 473,417 issued and outstanding as of December 31, 2025 and September 30, 2026, respectively	4,741	4,734
Additional paid-in capital	1,952,524	1,839,765
Retained earnings	14,776	370,357
Total stockholders' equity	1,972,041	2,214,856
Total liabilities and stockholders' equity	$5,884,116	6,341,080

ANTERO MIDSTREAM CORPORATION

Condensed Consolidated Statements of Operations and Comprehensive Income (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended September 30,
	2025	2026
Revenue:
Gathering and compression–Antero Resources	$249,827	270,542
Water handling–Antero Resources	62,129	79,330
Water handling–third party	533	24
Amortization of customer relationships	(17,668)	(22,874)
Total revenue	294,821	327,022
Operating expenses:
Direct operating	57,886	83,249
General and administrative (including $11,026 and $10,960 of equity-based compensation in 2025 and 2026, respectively)	21,316	21,124
Facility idling	445	297
Depreciation	34,465	37,963
Impairment of property and equipment	167	2,921
Loss on long-lived assets	—	1,158
Gain on litigation	—	(376,963)
Other operating expense, net	49	45
Total operating expenses	114,328	(230,206)
Operating income	180,493	557,228
Other income (expense):
Interest expense, net	(47,196)	(50,746)
Equity in earnings of unconsolidated affiliates	29,688	27,950
Loss on early extinguishment of debt	(1,313)	(1,613)
Transaction expense	—	(37)
Total other expense	(18,821)	(24,446)
Income before income taxes	161,672	532,782
Income tax expense	(45,688)	(140,125)
Net income and comprehensive income	$115,984	392,657

Net income per common share–basic	$0.24	0.83
Net income per common share–diluted	$0.24	0.82

Weighted average common shares outstanding:
Basic	478,020	474,315
Diluted	481,814	477,087

ANTERO MIDSTREAM CORPORATION

Selected Operating Data (Unaudited)

	Three Months Ended September 30,		Amount of Increase	Percentage
	2025	2026	or Decrease	Change
Operating Data:
Gathering (MMcf)	315,719	374,207	58,488	19%
Compression (MMcf)	314,729	367,246	52,517	17%
Centralized compression (MMcf)	314,729	294,382	(20,347)	(6)%
Well pad compression (MMcf)	—	72,864	72,864	100%
High pressure gathering (MMcf)	291,637	268,316	(23,321)	(8)%
Fresh water delivery (MBbl) (1)	8,472	8,204	(268)	(3)%
Other water handling (MBbl) (2)	4,966	11,320	6,354	128%
Wells serviced by fresh water delivery (1)	17	16	(1)	(6)%
Gathering (MMcf/d)	3,432	4,067	635	19%
Compression (MMcf/d)	3,421	3,992	571	17%
Centralized compression (MMcf/d)	3,421	3,200	(221)	(6)%
Well pad compression (MMcf/d)	—	792	792	100%
High pressure gathering (MMcf/d)	3,170	2,916	(254)	(8)%
Fresh water delivery (MBbl/d) (1)	92	89	(3)	(3)%
Other water handling (MBbl/d) (2)	54	123	69	128%
Average Realized Fees (3):
Gathering ($/Mcf)	$0.36	0.37	0.01	3%
Centralized compression ($/Mcf)	$0.22	0.22	—	*
High pressure gathering ($/Mcf)	$0.23	0.23	—	*
Fresh water delivery ($/Bbl) (1)	$4.37	4.43	0.06	1%
Joint Venture Operating Data:
Processing (MMcf)	157,696	147,850	(9,846)	(6)%
Fractionation (MBbl)	3,680	3,680	—	*
Processing (MMcf/d)	1,714	1,607	(107)	(6)%
Fractionation (MBbl/d)	40	40	—	*

*Not meaningful or applicable.

(1)	Fresh water delivery includes fresh water charged at a fixed fee under our water services agreement with Antero Resources.
(2)	Other water handling includes fresh water charged at cost plus 3% for services provided to Antero Resources on its acreage acquired from HG Production and our other fluid handling services charged at cost plus 3% or cost of service.
(3)	The average realized fees for the three months ended September 30, 2026, include annual CPI-based adjustments of approximately 1.5%.

ANTERO MIDSTREAM CORPORATION

Condensed Consolidated Results of Segment Operations (Unaudited)

(In thousands)

	Three Months Ended September 30, 2026
	Gathering and	Water		Consolidated
(in thousands)	Processing	Handling	Unallocated (1)	Total
Revenues:
Revenue–Antero Resources	$270,542	79,330	—	349,872
Revenue–third-party	—	24	—	24
Amortization of customer relationships	(13,846)	(9,028)	—	(22,874)
Total revenues	256,696	70,326	—	327,022
Operating expenses:
Direct operating	38,553	44,696	—	83,249
General and administrative (excluding equity-based compensation)	6,975	2,210	979	10,164
Equity-based compensation	8,256	2,334	370	10,960
Facility idling	—	297	—	297
Depreciation	18,993	18,970	—	37,963
Impairment of property and equipment	2,115	806	—	2,921
Loss on long-lived assets	1,118	40	—	1,158
Gain on litigation	—	(376,963)	—	(376,963)
Other operating expense, net	—	45	—	45
Total operating expenses	76,010	(307,565)	1,349	(230,206)
Operating income	180,686	377,891	(1,349)	557,228
Other income (expense):
Interest expense, net	—	—	(50,746)	(50,746)
Equity in earnings of unconsolidated affiliates	27,950	—	—	27,950
Loss on early extinguishment of debt	—	—	(1,613)	(1,613)
Transaction expense	—	—	(37)	(37)
Total other income (expense)	27,950	—	(52,396)	(24,446)
Income before income taxes	208,636	377,891	(53,745)	532,782
Income tax expense	—	—	(140,125)	(140,125)
Net income and comprehensive income	$208,636	377,891	(193,870)	392,657

(1)	Corporate expenses that are not directly attributable to either the gathering and processing or water handling segments.

ANTERO MIDSTREAM CORPORATION

Condensed Consolidated Statements of Cash Flows (Unaudited)

(In thousands)

	Nine Months Ended September 30,
	2025	2026
Cash flows provided by (used in) operating activities:
Net income	$361,234	624,438
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	100,577	109,976
Impairment of property and equipment	984	3,054
Deferred income tax expense	124,471	207,480
Equity-based compensation	34,835	32,367
Equity in earnings of unconsolidated affiliates	(87,724)	(86,487)
Distributions from unconsolidated affiliates	106,095	105,655
Amortization of customer relationships	53,004	66,886
Amortization of deferred financing costs	3,938	4,443
Settlement of asset retirement obligations	(317)	(111)
Loss on early extinguishment of debt	1,313	1,613
Gain on long-lived assets	—	(1,500)
Other operating activities	143	533
Changes in assets and liabilities:
Accounts receivable–Antero Resources	6,619	3,330
Accounts receivable–third party	373	1,083
Income tax receivable	(1,896)	1,896
Other current assets	(360)	110
Accounts payable–Antero Resources	(1)	250
Accounts payable–third party	1,081	(592)
Income taxes payable	594	9,354
Accrued liabilities	(28,002)	9,393
Net cash provided by operating activities	676,961	1,093,171
Cash flows provided by (used in) investing activities:
Additions to gathering systems, facilities and other	(67,960)	(86,692)
Additions to water handling systems	(45,477)	(48,678)
Additional investments in unconsolidated affiliate	(6,653)	(900)
Acquisition of HG Midstream	—	(1,103,032)
Proceeds from asset sales	6	377,433
Other investing activities	844	(4,792)
Net cash used in investing activities	(119,240)	(866,661)
Cash flows provided by (used in) financing activities:
Dividends to common stockholders	(331,820)	(327,547)
Dividends to preferred stockholders	(413)	(413)
Repurchases of common stock	(86,669)	(53,552)
Issuance and borrowings of long-term debt	2,039,500	2,410,000
Repayments of long-term debt	(2,144,200)	(2,483,200)
Payments of deferred financing costs	(7,030)	(1,784)
Employee tax withholding for settlement of equity-based compensation awards	(27,089)	(32,590)
Payments on capital lease obligations	—	(359)
Net cash used in financing activities	(557,721)	(489,445)
Net decrease in cash, cash equivalents and restricted cash	—	(262,935)
Cash, cash equivalents and restricted cash, beginning of period	—	262,935
Cash, cash equivalents and restricted cash, end of period	$—	—

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$160,951	158,847
Income taxes paid during the period	2,600	—
Increase in accrued capital expenditures and accounts payable
for property and equipment	13,381	3,150
Right-of-use assets obtained in exchange for new operating lease obligations	351	59,055